EXHIBIT 99.1

            OBAN MINING INC. ANNOUNCES INCREASE IN AUTHORIZED SHARES


VANCOUVER, BRITISH COLUMBIA, AUGUST 18, 2003 - OBAN MINING, INC. (THE "COMPANY") OTCBB SYMBOL: OBAN, a Nevada Corporation, announced today that the Company's Board of Directors has approved an increase in the Company's authorized shares of common stock and a corresponding increase in the number of issued and outstanding shares of common stock on the basis of three (3) shares of new stock for every one (1) share of old stock held (3 for 1 forward split).

The record date of the increase has been set for August 28, 2003. The increase will entitle each shareholder holding shares of common stock of the Company as of the close of business on August 28, 2003 to receive two additional shares of stock for each one share held by them on that date.

The additional stock will be distributed by the Company's Transfer Agent, Signature Stock Transfer, Inc. on the payable date of September 2, 2003. The symbol will remain OBAN.

This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under the heading of Risk Factors listed from time to time in the Company's filings with the Securities and Exchange Commission.

By order of the Board of Directors

/s/ Richard Achron, President

Corporate Information:
----------------------
Ph:  604-275-8994

Ikona  Gear  International  Inc.
Mr.  Dal  Brynelsen
VP  Business  Development  &  Corporate  Finance
(604)  685-5510
Website:  www.ikonagear.com


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